                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Shareholders of
UStel, Inc.

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form SB-2 of our report dated April 4, 1996, relating to the financial statements of UStel, Inc. and to our report dated September 20, 1996, relating to the financial statements of Consortium 2000, Inc. which are contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ BDO SEIDMAN, LLP

                                          --------------------------------------
                                             BDO SEIDMAN, LLP

Los Angeles, California
January 23, 1997